UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July  30, 2003

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

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       (STATE OF               (COMMISSION FILE              (IRS EMPLOYER

INCORPORATION)                               NUMBER)            IDENTIFICATION NO.)

18 Wynford Drive

Toronto, ON Canada M3C 3S3

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(416) 411-4046

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

On July 30, 2003, Edgetech Services Inc.("ESI") received an unsolicitated takeover offer from Hollingsworth, Rothwell & Roxford ("HRR")of Melbourne Florida.  The offer of HRR is for Ninety Percent (90%) of the shares of (ESI) at a price of One Dollar ($1.00) per share.  The offer is subject to certain conditions.  The Board of Directors ESI has instructed the officers of ESI and its attorney's to investigate HRR and the offer.  HRR has been contacted and instructed that the offer and their actions must comply with the rules and regulations of the SEC regarding corporate takeovers.  When the investigation of HRR and the offer is complete ESI will file a further statement.  HRR has informed ESI that they have no ownership interest in ESI. There can be no assurance that an Agreement (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):  Not Applicable

(b):  Not Applicable

(c):  Exhibits:

        99.1

        Letter from HRR dated July 30, 2003, to ESI.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Edgetech Services Inc.

                                    By: /s/Tae Ho Kim

                                    ----------------------------------------

                                        Tae Ho Kim, CEO

Dated: August 5, 2003

     HOLLINGSWORTH, ROTHWELL & ROXFORD

   Mergers & Acquisitions

                7777 N. Wickham Rd. #12-135

                       Melbourne, Florida, 32940, U.S.A.

         Tel: (321) 728-4302 and (415) 995-2313

             e-mail:  kth@hrrma.biz

2 pages sent by fax and e-mail

Mr. Tae Ho Kim, Chief Executive Officer

Mr. Sang Ho Kim, Chairman & President

Edgetech Services Inc.

18 Wynford  Dr.

Toronto,Ontario,V1P 1A3

Canada

July 30, 2003

Dear Tae & Sang,

It is with great pleasure that our partnership, Hollingsworth, Rothwell &

Roxford ("HRR"), hereby offers to acquire 90% of the shares of Edgetech

Services Inc (EDGH.OB) for US $1 a share - where it traded at earlier this year. Edgetech shares closed yesterday at US 15 cents a share.

Our offer is conditional on: (1) your allowing us to sign a confidentiality agreement with you, in order to be able to do all of our due diligence on your fine Company;  (2) you and the entire current management of

Edgetech continuing to run the Company as always, and  (3) your publicly releasing this Letter Offer from HRR in its entirety in both

Canada and the U.S. on a national scale in both countries.

Based on the publicly available reports issued by Edgetech, which we have evaluated in depth, as well as our very strong belief that your

Company is extremely well managed, with unique businesses and services in IT Security, Biometrics, Business Solutions, Systems

Engineering, Software Development and Project Management, and 7

years of continued rising revenues, it is our opinion that the shares of

Edgetech Services, are severely undervalued. We wish to acquire only

90% of the Company, in order to keep the shares trading in the markets,

to be able to use the stock as a vehicle to make future acquisitions of other undervalued companies, as well as to be able to benefit from your continued success and growth with your business partners, Microsoft,

IBM, Symantec, Counterpane, and many others; and your clients, which include major government and private sector clients in Canada and the

U.S., such as IBM, Falconbridge, Bell Nexxia, Rogers Telecom, and the

Province of Ontario.

Having recently achieved success at enhancing value for Zapata

Corporation shareholders, which HRR discovered in early November

2002 at only $22 a share, and made a public offer for it on March 5, 2003 at $45, and then raised our offer on June 13, 2003 to $51, - Zapata shares have since soared to over $58 a share. It is our intention to achieve the same success for Edgetech Services shareholders as we did for Zapata

Corporation shareholders, all of which has been publicly documented.

In addition to the success we achieved for Zapata shareholders, it has also been well documented publicly on March 18, 2003, that HRR filed a shareholder proposal with the SEC on Edgar on March 14, 2003, to enhance shareholder value for Sony Corporation in the form of spin offs of assets,

that add up to over $101 a share in value for Sony shareholders, and that had Sony's Board Of Directors taken our advice and put its shareholders first before its officers and directors, Sony shares would never have dropped so drastically at the end of April 2003 all the way down to $23 a share.

HRR is currently seeking additional affluent partners on a limited basis,

in order to make further acquisitions of extremely undervalued companies worldwide in the near future, like Edgetech Services. If anyone is serious and interested, contact: Hollingsworth, Rothwell & Roxford at: kth@hrrma.biz

We look forward to acquiring Edgetech Services at US $1 a share, and in working with the fine management of Edgetech Services to continue seeing its future success.

We eagerly await Edgetech Service's response to our Letter Offer set forth herein.

Very sincerely,

Kenneth T. Rothwell

Senior Partner

Hollingsworth, Rothwell & Roxford

e-mail: kth@hrrma.biz

Tel: 321-728-4302 or 415-995-2313